UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2011

COMMSCOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with and upon the closing of the anticipated acquisition (the “Transaction”) of CommScope, Inc., a Delaware corporation (the “Company”), by certain investment funds affiliated with The Carlyle Group (“Carlyle”) and certain potential co-investors, we expect that Marvin S. Edwards, Jr., our current President and Chief Operating Officer, will be appointed as our President and Chief Executive Officer, succeeding Frank M. Drendel as our Chief Executive Officer. We expect that Mr. Drendel will remain the Chairman of our Board of Directors. Mr. Edwards is also expected to serve as a member of our Board of Directors following the consummation of the Transaction. The Company expects to enter into employment agreements with each of Mr. Drendel and Mr. Edwards and to grant new equity or equity-based awards to Mr. Drendel and Mr. Edwards after the closing of the Transaction.

Mr. Edwards, age 61, has been our President and Chief Operating Officer since January 1, 2010. Prior to becoming our President and Chief Operating Officer, Mr. Edwards served as our Executive Vice President of Business Development and General Manager, Wireless Network Solutions since the closing of the Andrew acquisition. Prior to this role, he served as our Executive Vice President of Business Development and the Chairman of the Board of Directors of our wholly owned subsidiary, Connectivity Solutions Manufacturing, Inc., since April 2005. Mr. Edwards also served as President and Chief Executive Officer of OFS Fitel, LLC and OFS BrightWave, LLC, a joint venture between our company and The Furukawa Electric Co. Mr. Edwards has also served in various capacities with Alcatel, including President of Alcatel North America Cable Systems and President of Radio Frequency Systems.

Item 7.01	Regulation FD Disclosure.

On January 4, 2011, the Company commenced certain financing activities relating to the Transaction, including the offering of $2.5 billion of debt through a combination of (i) $1 billion of term loans and (ii) a private placement of $1.5 billion in aggregate principal amount of Senior Notes due 2018 (the “Notes”). A copy of the press release related to the offering of the Notes is attached hereto as Exhibit 99.1.

In connection with the issuance of the Notes, the Company intends to distribute a preliminary offering memorandum to certain potential investors. Attached hereto as Exhibit 99.2 are excerpts from that preliminary offering memorandum. In addition, the Company intends to disclose as part of these financing activities that (i) it estimates that cash incentive compensation expense for the year ended December 31, 2010 will be approximately $44 million higher than for the year ended December 31, 2009 due to the Company’s return to normal business practices for incentive compensation in fiscal year 2010 and (ii) it expects that, based on information currently available, its capital expenditures will be between $32 million and $36 million for the year ended December 31, 2010.

The information furnished under this Item 7.01 and in Exhibits 99.1 and 99.2 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Exhibit 99.2 includes (a) summary pro forma financial data for the twelve-month period ended September 30, 2010 and (b) financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), including earnings before interest, taxes, depreciation and amortization (including impairments to goodwill and other intangible assets and adjustments for purchase accounting) (“EBITDA”), Adjusted Operating Income and Adjusted EBITDA. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We also believe that these financial measures will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. We use certain of these financial measures for business planning purposes and in measuring our performance relative to that of our competitors.

We believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the terms EBITDA, Adjusted Operating Income and Adjusted EBITDA varies from that of others in our industry. These financial measures should not be considered as alternatives to net income (loss), operating income (loss) or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity.

EBITDA, Adjusted Operating Income and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA, Adjusted Operating Income and Adjusted EBITDA:

•	exclude certain tax payments that may represent a reduction in cash available to us;

•	exclude certain impairments and adjustments for purchase accounting;

•	do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, including the Notes.

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA, Adjusted Operating Income (with respect to amortization) and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA, Adjusted Operating Income and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA, Adjusted Operating Income and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these financial measures only supplementally.

In calculating these financial measures, we make certain adjustments that are based on assumptions and estimates that may prove to have been inaccurate. In addition, in evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of EBITDA, Adjusted Operating Income and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

In calculating Adjusted Operating Income and Adjusted EBITDA, we add back certain non-cash, non-recurring and other items that are included in EBITDA and net income. Additionally, the manner in which we present Adjusted EBITDA in Exhibit 99.2 differs from the way Adjusted EBITDA is presented in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2010 in that the Adjusted EBITDA amounts in Exhibit 99.2 (i) are pro forma amounts that take into account the Company’s status after completion of the Transaction, (ii) do not include costs associated with being a public company, certain non-cash expenses related to equity-based incentive compensation and certain management fees, and (iii) give effect to cost savings initiatives that are being implemented, but that are not yet completed.

Forward Looking Statements

The information set forth in Exhibit 99.2 includes forward-looking statements that are based on information currently available to management, management’s beliefs, as well as on a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. For a more detailed description of the factors that could cause such a difference, please see the Company’s filings with the SEC. In providing forward-looking statements, the Company does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	CommScope, Inc. press release, dated January 4, 2011

99.2	Excerpts from Preliminary Offering Memorandum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: January 4, 2011

COMMSCOPE, INC.

By:	/s/ JEARLD L. LEONHARDT
Name:	Jearld L. Leonhardt
Title:	Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	CommScope, Inc. press release, dated January 4, 2011

99.2	Excerpts from Preliminary Offering Memorandum